GOLUB CAPITAL INVESTMENT CORPORATION INVESTOR PRESENTATION QUARTER ENDED MARCH 31, 2017

Disclaimer 2 Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”). This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction or projection of future results, and there can be no assurance that we will achieve similar results in the future.

Summary of Quarterly Results 3 Second Fiscal Quarter 2017 Highlights − Net increase in net assets resulting from operations (i.e. net income) for the quarter ended March 31, 2017 was $12.7 million, or $0.30 per share, resulting in an annualized return on equity of 8.2%. This compares to net income of $14.6 million, or $0.35 per share and an annualized return on equity of 9.4% for the quarter ended December 31, 2016. − Net investment income for the quarter ended March 31, 2017 was $10.9 million, or $0.26 per share, as compared to $10.8 million, or $0.26 per share for the quarter ended December 31, 2016. Excluding a $0.4 million accrual for the capital gain incentive fee under GAAP, net investment income for the quarter ended March 31, 2017 was $11.3 million, or $0.271 per share, as compared to $11.5 million, or $0.281 per share, when excluding a $0.7 million accrual for the capital gain incentive fee under GAAP for the quarter ended December 31, 2016. − Net realized and unrealized gains on investments of $1.7 million, or $0.04 per share, for the quarter ended March 31, 2017 was the result of a $0.1 million net realized gain and $1.6 million of net unrealized appreciation. This compares to net realized and unrealized gains on investments of $3.8 million, or $0.09 per share, for the quarter ended December 31, 2016. − New middle-market investment commitments totaled $101.2 million for the quarter ended March 31, 2017. Approximately 51% of the new investment commitments were senior secured loans, 48% were one stop loans, and 1% were investments in equity securities. Overall, total investments in portfolio companies at fair value increased by approximately 4.8%, or $53.6 million, during the quarter ended March 31, 2017. 1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided this non-GAAP performance result. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors ( the “Investment Advisory Agreement”). The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended March 31, 2017 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. Refer to slide 4 for a reconciliation to the nearest GAAP measure, net investment income per share.

Financial Highlights

Dollars in 000s	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Net income	$ 7,294	$ 10,033	$ 13,082	$ 14,580	$ 12,694
Net investment income	6,686	7,535	10,635	10,804	10,944
Net realized/unrealized gain (loss)	608	2,498	2,447	3,776	1,750
Distributions declared	7,294	10,033	13,082	14,580	12,694

Per Share [1] and Return on Equity [2] Statistics	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Earnings per weighted average share	$ 0.28	$ 0.35	$ 0.36	$ 0.35	$ 0.30
Net investment income per weighted average share	0.26	0.26	0.29	0.26	0.26
Accrual for capital gain incentive fee per weighted average share	0.01	0.01	0.00	0.02	0.01
Net investment income before accrual for capital gain incentive fee per weighted average share [3]	0.27	0.27	0.29	0.28	0.27
Net realized/unrealized gain (loss) per weighted average share	0.02	0.09	0.07	0.09	0.04
Annualized return on equity – net income	7.6%	9.2%	9.3%	9.4%	8.2%
Annualized return on equity – net investment income	7.0%	6.9%	7.6%	6.9%	7.1%
Annualized return on equity – net investment income before accrual for capital gain incentive fee [3,4]	7.1%	7.3%	7.6%	7.4%	7.3%
Net asset value	$ 15.00	$ 15.00	$ 15.00	$ 15.00	$ 15.00

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. Return on equity calculations are based on daily weighted average of total net assets during the period presented.
3. As a supplement to GAAP financial measures, the Company has provided this non-GAAP performance result. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Investment Advisory Agreement. The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended March 31, 2017 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
4. The annualized return on equity – net investment income before accrual for capital gain incentive fee is calculated as (a) the net investment income before the reduction for the accrual for capital gain incentive fee for the period presented divided by (b) the daily average of total net assets.

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Portfolio Highlights – New Originations

Originations and Net Funds Growth

- New investment commitments totaled $101.2 million for the quarter ended March 31, 2017.
- Net growth in investments at fair value (after factoring in debt repayments and other portfolio activity) for the quarter ended March 31, 2017 was $53.6 million, a 4.8% increase from December 31, 2016.
- During the quarter ended March 31, 2017, GCIC sold $13.1 million of investments and unfunded commitments at fair value to GCIC SLF.

Select Portfolio Funds Roll Data (in millions)	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
New Investment Commitments	$ 201.3	$ 272.5	$ 203.4	$ 102.8	$ 101.2
Exits and Sales of Investments [1]	75.4	47.3	62.6	65.3	31.5
Fair Value of Investments	702.4	912.8	1,069.7	1,113.8	1,167.4
Net Funds Growth [2]	121.9	210.5	156.9	44.1	53.6

Asset Mix of New Originations	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Senior Secured	18%	13%	12%	16%	51%
One Stop	80%	84%	87%	75%	48%
Subordinated Debt	0%	0%*	0%	0%*	0%
GCIC Senior Loan Fund	2%	1%	0%	9%	0%
Equity	0%*	2%	1%	0%*	1%

* Represents an amount less than 1.0%

1. Includes full and partial payoffs and sales, including sales to GCIC SLF.
2. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized gains (losses), etc.

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Portfolio Highlights – Portfolio Diversity as of March 31, 2017 6 $- $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 5% Historical Investment Portfolio ($mm) 80% 13% 82% 12% 84% 11% 83% 11% 82% 13% Equity Inv. in GCIC SLF One Stop Senior Secured Investment Portfolio $1,115mm1 // 162 Investments1 – Average Size $6.9mm $1,167 $702 $913 $1,070 $1,114 1% 1% 1% 1% 4% 5% 4% 1. Excludes investment in GCIC SLF. 2. The subordinated debt investments held as of Q3 2016, Q4 2016, Q1 2017, and Q2 2017 represent an amount less than 1.0%. Sub. Debt 26% 1%

21% 20% 10% 9% 7% 5% 5% 4% 3% 4% 12% Diversified/Conglomerate Service Healthcare, Education and Childcare Electronics Retail Stores Personal, Food and Miscellaneous Services Printing and Publishing Beverage, Food and Tobacco Automobile Diversified/Conglomerate Manufacturing GCIC SLF Other Portfolio Highlights – Portfolio Diversity as of March 31, 2017 7 Industry Diversity of Investments 1. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. Interest Rate on Loans1 Fixed - 0.2% 99.8% Floating Diversity by Investment Size Top 25 Investments 49% Remaining 137 Investments 47% GCIC SLF 4% Top 10 Investments 28%

Portfolio Highlights – Spread Analysis

Portfolio Rotation – Debt Investments	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Weighted average interest rate of new investments [1,2]	7.0%	7.7%	7.7%	7.0%	6.6%
Weighted average interest rate on investments that were sold or paid-off [2,3]	6.6%	6.1%	6.8%	6.5%	6.7%
Weighted average spread over LIBOR of new floating rate investments [2]	6.0%	6.7%	6.7%	6.0%	5.6%
Weighted average interest rate of new fixed rate investments	N/A	10.6%	10.8%	N/A	N/A
Weighted average fees on new investments	1.9%	1.7%	1.9%	1.7%	1.3%



9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
Q2 2016
Q3 2016
Q4 2016
Q1 2017
Q2 2017
8.0%
7.7%
8.1%
8.1%
7.9%
7.4%
7.4%
7.6%
7.6%
7.6%
4.3%
4.3%
4.6%
4.3%
3.9%
3.7%
3.4%
3.5%
3.8%
4.0%
0.6%
0.7%
0.9%
1.0%
1.1%
Investment income yield 4
Income yield 5
Weighted average cost of debt 6
Weighted average net investment spread 7
3-Month London Interbank Offered Rate ("LIBOR")

1. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a LIBOR or Prime rate option, the contractual rate is calculated using current LIBOR at the time of funding, the spread over LIBOR and the impact of any LIBOR floor. For variable rate loans that only have a Prime rate option, the contractual rate is calculated using current Prime at the time of funding, the spread over Prime and the impact of any Prime floor. For fixed rate loans, the contract rate is the stated fixed rate.
2. Excludes activity on the subordinated note investment in GCIC SLF.
3. Excludes exits on investments on non-accrual status.
4. Investment income yield is calculated as (a) the actual amount earned on earning investments, including the subordinated note investment in GCIC SLF, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. On December 30, 2016, the subordinated notes previously issued by GCIC SLF were redeemed in full and terminated.
5. Income yield is calculated as (a) the actual amount earned on earning investments, including the subordinated note investment in GCIC SLF, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. On December 30, 2016, the subordinated notes previously issued by GCIC SLF were redeemed in full and terminated.
6. The weighted average cost of debt is calculated as (a) the actual amount incurred on debt obligations divided by (b) the daily average of total debt obligations.
7. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.

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Portfolio Highlights – Credit Quality

- Fundamental credit quality is strong with over 90.0% of the investments in the portfolio having an Internal Performance Rating of 4 or higher as of March 31, 2017. As of March 31, 2017, there was one non-accrual investment with a fair value of $16,000.

Portfolio Risk Ratings

	September 30, 2016			December 31, 2016			March 31, 2017		
Internal Performance Rating		Investments at Fair Value (000s)	% of Total Portfolio		Investments at Fair Value (000s)	% of Total Portfolio		Investments at Fair Value (000s)	% of Total Portfolio
5	$	5,889	0.6%	$	9,834	0.9%	$	103,685	8.9%
4	$	995,408	93.0%	$	1,032,399	92.7%	$	980,757	84.0%
3	$	64,785	6.1%	$	67,513	6.0%	$	81,886	7.0%
2	$	3,628	0.3%	$	4,009	0.4%	$	997	0.1%
1	$	-	0.0%	$	-	0.0%	$	-	0.0%
Total	**$**	**1,069,710**	**100.0%**	**$**	**1,113,755**	**100.0%**	**$**	**1,167,325**	**100.0%**

Internal Performance Ratings Definition

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

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Quarterly Statements of Financial Condition 10 As of (Dollar amounts in 000s, except per share data) March 31, 2016 (unaudited) June 30, 2016 (unaudited) September 30, 2016 (audited) December 31, 2016 (unaudited) March 31, 2017 (unaudited) Assets Investments, at fair value $ 702,365 $ 912,839 $ 1,069,710 $ 1,113,755 $ 1,167,325 Cash and cash equivalents 2,787 4,847 4,675 4,883 15,164 Restricted cash and cash equivalents 7,140 9,815 71,056 34,417 37,642 Other assets 6,986 3,420 3,557 3,852 4,180 Total Assets $ 719,278 $ 930,921 $ 1,148,998 $ 1,156,907 $ 1,224,311 Liabilities and Net Assets Debt $ 303,900 $ 404,350 $ 520,600 $ 518,050 $ 571,900 Unamortized debt issuance costs (2,459) (2,406) (5,073) (4,197) (3,330) Payable for open trades – 1,858 – – – Interest payable 529 613 1,414 3,406 1,821 Management and incentive fee payable 2,874 3,935 4,960 6,254 6,267 Distributions payable 4,939 10,033 9,869 5,553 8,925 Other liabilities 569 700 921 1,298 7,153 Total Liabilities 310,352 419,083 532,691 530,364 592,736 Total Net Assets 408,926 511,838 616,307 626,543 631,575 Total Liabilities and Net Assets $ 719,278 $ 930,921 $ 1,148,998 $ 1,156,907 $ 1,224,311 Net Asset Value per Share $ 15.00 $ 15.00 $ 15.00 $ 15.00 $ 15.00 Regulatory leverage 0.74x 0.79x 0.85x 0.83x 0.91x Asset coverage 234.3% 226.4% 218.1% 220.2% 210.1% Common shares outstanding 27,261,737 34,122,547 41,087,178 41,769,495 42,104,997

Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	March 31, 2016 (unaudited)	June 30, 2016 (unaudited)	September 30, 2016 (unaudited)	December 31, 2016 (unaudited)	March 31, 2017 (unaudited)
	For the three months ended				
Investment Income					
Interest income	$ 11,926	$ 14,589	$ 19,416	$ 21,481	$ 20,813
Dividend income	17	48	335	422	1,242
Fee income	359	1	177	146	65
Total Investment Income	12,302	14,638	19,928	22,049	22,120
Expenses					
Interest and other debt financing expenses	2,396	2,975	4,347	4,922	5,313
Base management fee, net of waiver	1,559	1,943	2,466	2,761	2,822
Incentive fee	1,177	1,719	1,838	2,728	2,222
Other operating expenses	484	466	642	834	819
Total Expenses	5,616	7,103	9,293	11,245	11,176
Net Investment Income	6,686	7,535	10,635	10,804	10,944
Net Gain (Loss) on Investments					
Net realized gain (loss) on investments	48	(23)	146	197	134
Net unrealized appreciation (depreciation) on investments	560	2,521	2,301	3,579	1,616
Net gain (loss) on investments	608	2,498	2,447	3,776	1,750
Net Increase in Net Assets Resulting from Operations	$ 7,294	$ 10,033	$ 13,082	$ 14,580	$ 12,694
Per Share Data					
Earnings per weighted average share [1]	$ 0.28	$ 0.35	$ 0.36	$ 0.35	$ 0.30
Net investment income per weighted average share [1]	$ 0.26	$ 0.26	$ 0.29	$ 0.26	$ 0.26
Distributions paid per share [2]	$ 0.28	$ 0.34	$ 0.34	$ 0.35	$ 0.30
Weighted average common shares outstanding	25,707,003	29,278,962	37,237,308	41,252,583	41,892,513

1. Per share data is calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data is based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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Portfolio Highlights – GCIC Senior Loan Fund LLC

- The annualized return for the quarter ended March 31, 2017 was 9.5%, down from 10.4% for the quarter ended December 31, 2016.
- Total investments at fair value for the quarter ended March 31, 2017 were $157.9 million, a 2.8% decrease from December 31, 2016, as payoffs of $17.8 million exceeded purchases of investments and unfunded commitments of $13.1 million from GCIC at fair value.
- Subject to leverage and borrowing base restrictions, as of March 31, 2017, GCIC SLF had approximately $48.0 million of remaining commitments and $1.1 million of availability on its revolving credit facility.

(Dollar amounts in 000s)

	As of				
Balance Sheet	**March 31, 2016** (unaudited)	**June 30, 2016** (unaudited)	**September 30, 2016** (audited)	**December 31, 2016** (unaudited)	**March 31, 2017** (unaudited)
Total investments, at fair value	$ 127,224	$ 147,611	$ 146,123	$ 162,431	$ 157,921
Cash and other assets	2,469	3,172	3,344	4,129	3,319
Total assets	$ 129,693	$ 150,783	149,467	166,560	161,240
Senior credit facility	$ 75,600	$ 96,900	95,500	102,200	102,000
Unamortized debt issuance costs	(1,259)	(1,190)	(1,122)	(1,052)	(984)
Other liabilities	4,507	271	282	316	312
Total liabilities	78,848	95,981	94,660	101,464	101,328
Subordinated debt and members' equity	50,845	54,802	54,807	65,096	59,912
Total liabilities and members' equity	$ 129,693	$ 150,783	$ 149,467	$ 166,560	$ 161,240
Senior leverage	1.49x	1.77x	1.74x	1.57x	1.70x

(Dollar amounts in 000s)

	For the three months ended				
GCIC Return on Investment in GCIC SLF	**March 31, 2016** (unaudited)	**June 30, 2016** (unaudited)	**September 30, 2016** (unaudited)	**December 31, 2016** (unaudited)	**March 31, 2017** (unaudited)
Total Income	$ 1,002	$ 1,281	$ 1,080	$ 1,354	$ 1,343
Annualized return on total income [1]	9.2%	11.3%	8.9%	10.4%	9.5%

1. GCIC's annualized total return is calculated by dividing total income earned on our investments in GCIC SLF subordinated notes and GCIC SLF LLC equity interests by the combined daily average of our investments in (1) the principal of the GCIC SLF subordinated notes and (2) the net asset value of the GCIC SLF LLC equity interests. Annualized total return excludes the impact of management fees and incentive fees that may be charged by GC Advisors based on GCIC's investments in GCIC SLF and the income from such investments.

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Liquidity and Capital Subscriptions 13 Cash and Cash Equivalents − Unrestricted cash and cash equivalents totaled $15.2 million as of March 31, 2017. − Restricted cash and cash equivalents totaled $37.6 million as of March 31, 2017. Restricted cash is held in our securitization vehicle and in our revolving credit facility and is reserved for quarterly interest payments and is also available for new investments that qualify for acquisition by these entities. Capital Subscriptions − We closed on capital subscriptions totaling $224.2 million during the quarter ended March 31, 2017. As of March 31, 2017, we had total investor capital subscriptions of $1.3 billion and contributed capital of $594.3 million (45.7% called capital ratio). − On March 24, 2017, we delivered a capital drawdown notice relating to the sale of 2,187,285.533 shares of our common stock at a price of $15.00 per share for aggregate proceeds of $32.8 million. − On April 21, 2017, we delivered a capital drawdown notice relating to the sale of 2,223,285.533 shares of our common stock at a price of $15.00 per share for aggregate proceeds of $33.3 million. Debt Facilities – Availability − As of March 31, 2017, subject to leverage and borrowing base restrictions, we had approximately $149.8 million of remaining commitments and $52.0 million of availability on our $420.0 million revolving credit facility with Wells Fargo. − As of March 31, 2017, we had $40.0 million of remaining commitments and availability on our revolving credit facility with GC Advisors. − As of March 31, 2017, we had approximately $25.8 million of remaining commitments and availability on our $75.0 million revolving credit facility with Sumitomo Mitsui Banking Corporation.

2016 Debt Securitization Debt Facilities Debt Facilities 14 Tranche Rating (M/S) Par Amount ($mm) Interest Rate Stated Maturity Reinvestment Period Class A Notes Aaa/AAA $220.0 3 Month LIBOR + 2.15% August 8, 2028 August 8, 2020 Class B Notes Aa1/AA $32.5 3 Month LIBOR + 3.00% August 8, 2028 August 8, 2020 Total Notes Issued1 $252.5 Issuer Outstanding ($mm) Commitment ($mm) Interest Rate Stated Maturity Reinvestment Period Wells Fargo Revolving Credit Facility 2 $270.2 $420.0 3 Month LIBOR + 2.25% August 11, 2020 August 10, 2017 SMBC Revolving Credit Facility $49.2 $75.0 1 Month LIBOR + 1.60% May 17, 2018 N/A GC Advisors Revolving Credit Facility $0.0 $40.0 Applicable Federal Rate February 3, 2018 N/A 1. The Class C Notes, Class D Notes and LLC Equity Interests issued in the 2016 Debt Securitization, totaling $42.3 million, $28.6 million and $86.7 million, respectively, were retained by the Company. 2. On May 11, 2017, the revolving credit facility with Wells Fargo was amended to, among other things, (a) extend the expiration of the reinvestment period from May 12, 2017 to August 10, 2017 and (b) extend the stated maturity date to August 11, 2020.

Common Stock and Distribution Information 15 Distributions Paid Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount November 17, 2015 January 22, 2016 January 2016 24,601,958.001 February 26, 2016 0.0957 $ 2,354,103 February 2, 2016 February 22, 2016 February 2016 24,601,958.001 May 20, 2016 0.0705 1,734,244 February 2, 2016 March 24, 2016 March 2016 27,261,737.139 May 20, 2016 0.1176 3,205,052 Total for Quarter Ended March 31, 2016 $ 0.2838 $ 7,293,399 February 2, 2016 April 30, 2016 April 2016 27,261,737.139 July 28, 2016 0.1046 $ 2,851,730 May 3, 2016 May 19, 2016 May 2016 29,256,215.216 July 28, 2016 0.1331 3,893,061 May 3, 2016 June 20, 2016 June 2016 31,415,162.957 July 28, 2016 0.1047 3,287,979 Total for Quarter Ended June 30, 2016 $0.3424 $ 10,032,770 May 3, 2016 July 22, 2016 July 2016 34,122,546.688 September 26, 2016 0.0942 $ 3,213,352 August 3, 2016 August 29, 2016 August 2016 39,469,915.648 November 21, 2016 0.1369 5,401,537 August 3, 2016 September 23, 2016 September 2016 40,975,724.182 November 21, 2016 0.1090 4,467,164 Total for Quarter Ended September 30, 2016 $0.3401 $ 13,082,053 August 3, 2016 October 24, 2016 October 2016 41,087,178.250 December 30, 2016 0.0729 $ 2,993,272 November 14, 2016 November 18, 2016 November 2016 41,087,178,250 December 30, 2016 0.1469 6,033,949 November 14, 2016 December 26, 2016 December 2016 41,442,374.044 February 27, 2017 0.1340 5,553,110 Total for Quarter Ended December 31, 2016 $0.3538 $ 14,580,331 November 14, 2016 January 23, 2017 January 2017 41,769,495.016 February 27, 2017 0.0902 $ 3,768,183 February 7, 2017 February 20, 2017 February 2017 41,769,495.016 May 19, 2017 0.1050 4,385,328 February 7, 2017 March 24, 2017 March 2017 42,104,997.486 May 19, 2017 0.1078 4,540,302 Total for Quarter Ended March 31, 2017 $0.3030 $ 12,693,813

Common Stock and Distribution Information 16 Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount February 7, 2017 April 30, 2017 April 2017 44,292,283.019 July 28, 2017 TBD TBD May 4, 2017 May 18, 2017 May 2017 TBD July 28, 2017 TBD TBD May 4, 2017 June 16, 2017 June 2017 TBD July 28, 2017 TBD TBD May 4, 2017 July 21, 2017 July 2017 TBD September 25, 2017 TBD TBD Distributions Declared